EXHIBIT 23.2

                       Consent of Independent Accountants



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                        INDEPENDENT ACCOUNTANTS' CONSENT





Board of Directors
Teche Holding Company
211 Willow Street
Franklin, Louisiana  70538

         We consent to incorporation by reference in this Registration Statement on Form S-8 related to the Teche Holding Company 1997 Stock Option Plan and the Teche Holding Company 1998 Stock Option Plan of our report on the consolidated financial statements of Teche Holding Company, included in the Form 10-K of Teche Holding Company for the fiscal year ended September 30, 1997.




                                            Deloitte & Touche




New Orleans, Louisiana

May 29, 1998